Exhibit 99.2

Amarin Prices Public Offering of American Depositary Shares

MYSTIC, Conn., and DUBLIN, Jan. 6, 2011 – Amarin Corporation plc (Nasdaq: AMRN) (the “Company”), a clinical-stage biopharmaceutical company with a focus on cardiovascular disease, today announced the pricing of an underwritten public offering of 12,000,000 American Depositary Shares (“ADSs”) at a price to the public of $7.60 per ADS. The net proceeds to the Company from this offering are expected to be approximately $87.1 million, after deducting underwriting discounts and commissions and other estimated offering expenses. The offering is expected to close on or about January 11, 2011, subject to customary closing conditions.

Jefferies & Company, Inc. and Leerink Swann LLC are acting as joint book-running managers in the offering, and Canaccord Genuity Inc. is acting as co-lead manager for the offering. Amarin has granted the underwriters a 30-day option to purchase up to an aggregate of 1,800,000 additional ADSs solely to cover over-allotments, if any. Amarin anticipates using the net proceeds from the offering to prepare for the commercialization of AMR101, its filing of a New Drug Application and for working capital and general corporate purposes.

The securities described above are being offered by Amarin pursuant to a shelf registration statement previously filed with and declared effective by the Securities and Exchange Commission (the “SEC”) on November 23, 2010. A preliminary prospectus supplement related to the offering has been filed with the SEC and is available on the SEC’s website at http://www.sec.gov. Copies of the final prospectus supplement relating to these securities may be obtained from Equity Syndicate Prospectus Department, Jefferies & Company, Inc., 520 Madison Avenue, 12th Floor, New York, NY, 10022, at 877-547-6340, and at Prospectus_Department@Jefferies.com. This news release shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or other jurisdiction.

About Amarin

Amarin Corporation plc is a clinical-stage biopharmaceutical company with expertise in lipid science focused on the treatment of cardiovascular disease. The Company’s lead product candidate is AMR101, the active ingredient in which is ethyl-EPA (ethyl icosapentate). On November 29, 2010, the Company reported positive, statistically significant top-line results from the MARINE trial, the first of its Phase 3 clinical trials of AMR101. In the MARINE trial, AMR101 was investigated as a treatment for very high triglycerides (≥500 mg/dL). AMR101 is presently being investigated in a second Phase 3 clinical trial, the ANCHOR trial, for the treatment of patients on statin therapy with high triglycerides (≥200 and <500mg/dL) with mixed dyslipidemia. The MARINE trial was, and the ANCHOR trial currently is, conducted under Special Protocol Assessment (SPA) agreements with the U.S. Food and Drug Administration (FDA). Amarin also has next-generation lipid candidates under evaluation for preclinical development.

Investor Contact Information:

John F. Thero

President

In U.S.: +1 (860) 572-4979

investor.relations@amarincorp.com

Lee M. Stern

The Trout Group

In U.S.: +1 (646) 378-2922

lstern@troutgroup.com

Media Contact Information:

David Schull or Martina Schwarzkopf, Ph.D.

Russo Partners

In U.S.: +1 (212) 845-4271 or +1 (212) 845-4292 (office)

              +1 (347) 591-8785 (mobile)

david.schull@russopartnersllc.com

martina.schwarzkopf@russopartnersllc.com

Mark Swallow or David Dible

Citigate Dewe Rogerson

In U.K.: +44 (0)207 638 9571

mark.swallow@citigatedr.co.uk

Disclosure Notice

This press release contains forward-looking statements, within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Statements that are not historical facts, including statements related to the Company’s public offering of American Depositary Shares, are forward-looking statements that involve risks and uncertainties. Words such as “intends,” “plans,” “expects,” “may,” “will” and similar expressions are intended to identify forward-looking statements. These forward-looking statements are not promises or guarantees. These forward-looking statements are based upon the Company’s current expectations. Actual events and results and the timing of events and results could differ materially from those anticipated in such forward-looking statements. Among the factors that could cause actual results to differ materially from those described or projected herein are the following: risks related to the underwriters’ consummation of their obligation to purchase the securities, whether the Company will be able to satisfy its obligations to close the offering and the risk that the Company will not use the proceeds from the offering in the manner contemplated, as well as the risks, uncertainties and other matters detailed in the Company’s filings with the U.S. Securities and Exchange Commission, including its most recent Annual Report on Form 20-F and the preliminary prospectus supplement relating to the offering and filed on January 5, 2011. Existing and prospective investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date they were made. The Company undertakes no obligation to update or revise the information contained in this press release, whether as a result of new information, future events or circumstances or otherwise, except as required by law.

SOURCE Amarin Corporation plc